UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2025

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive Beaumont, Texas	77705
(Address of principal executive offices)	(Zip Code)

(866) 861-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The NASDAQ Stock Market LLC
Warrants to purchase common stock	MSAIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On January 7, 2025, MultiSensor AI Holdings, Inc. (the “Company”) sold 1,581,213 shares of the Company’s common stock pursuant to the previously disclosed Common Stock Purchase Agreement (the “Purchase Agreement”), dated as of April 16, 2024, between the Company and B. Riley Principal Capital II, LLC. As a result of such sales, the Company will receive net proceeds of approximately $4.3 million. The total number of outstanding shares of the Company’s common stock as of the close of business on January 7, 2025, including such shares sold pursuant to the Purchase Agreement, is 32,107,265 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiSensor AI Holdings, Inc.

Date: January 7, 2025	By:	/s/ Robert Nadolny
	Name:	Robert Nadolny
	Title:	Chief Financial Officer